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                                                                   EXHIBIT 99.1

News from Jacor Communications
FOR IMMEDIATE RELEASE


COVINGTON, KY, JUNE 12, 1997: Jacor Communications, Inc. (NASDAQ: JCOR) announced today that its wholly owned subsidiary, Jacor Communications
Company (the "Company") will issue $150 million of ten year senior subordinated debt at 8 3/4%. The five year, no call securities will be used to repay borrowings under the Company's revolving bank credit facility. The Company's senior subordinated debt will be fully and unconditionally guaranteed on a senior subordinated basis by Jacor and Jacor's other subsidiaries.

     The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The securities are being sold to initial purchasers pursuant to Rule 144A under the Securities Act of 1933.

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Pam Taylor
Jacor Corporate Communications
606.655.6523